UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2006

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously discussed on its Form 8-K filed on August 25, 2006, The PMI Group, Inc. (the "Company") entered into a commitment letter with Bank of America, N.A. ("BOA") and Banc of America Securities LLC ("BAS") with respect to a proposed $300 million senior credit facility. The new credit facility would replace the Company’s existing revolving credit agreement. The commitment letter was scheduled to expire on October 15, 2006. In order to extend the time available to complete arrangements for the proposed credit facility, the Company, BOA and BAS entered into a new commitment letter on October 13, 2006. The terms of the new commitment letter are identical to those of the existing commitment letter, which are more fully described in the Company’s Form 8-K filed on August 25, 2006, except that the new commitment letter will expire on November 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

October 19, 2006	By:	/s/ Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President, Chief Financial Officer

The PMI Group, Inc.

October 19, 2006	By:	/s/ Thomas H. Jeter

Name: Thomas H. Jeter
Title: Vice President, Corporate Controller